Exhibit 10.7

SIXTH AMENDMENT TO FINANCING AGREEMENT
AND FORBEARANCE AGREEMENT

This SIXTH AMENDMENT TO FINANCING AGREEMENT AND FORBEARANCE AGREEMENT, dated as of December 15, 2020 (this “Amendment”), is entered into by and among Apex Global Brands Inc. (formerly known as Cherokee Inc.), a Delaware corporation (the “Parent” and the “U.S. Borrower”), Irene Acquisition Company B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 67160921 (the “Dutch Borrower” and, together with the U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), each Guarantor party hereto, the Lenders party hereto which constitute all of the Lenders party to the Financing Agreement as of the date hereof, Callodine Commercial Finance, LLC, a Delaware limited liability company (as successor to Gordon Brothers Finance Company, a Delaware corporation) (“Callodine”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Callodine, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H:

WHEREAS, the Parent, the Borrowers, the Guarantors, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agents are parties to that certain Financing Agreement, dated as of August 3, 2018 (as amended by that certain First Amendment to Financing Agreement, dated as of December 28, 2018, as further amended by that certain Second Amendment to Financing Agreement, dated as of January 29, 2019, as further amended by that certain Third Amendment to Financing Agreement and Forbearance Agreement, dated as of December 20, 2019, as further amended by that certain Fourth Amendment to Financing Agreement and Forbearance Agreement, dated as of April 30, 2020 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Financing Agreement and Forbearance Agreement, dated as of September 1, 2020 (the “Fifth Amendment”) and as further amended, modified or otherwise supplemented from time to time prior to the date hereof, the “Financing Agreement”);

WHEREAS, (x) Events of Default have occurred and are continuing under the Financing Agreement pursuant to (i) Section 9.01(c) of the Financing Agreement as a result of the Borrowers breach of Section 7.03(b) of the Financing Agreement for the period ended October 31, 2019 and January 31, 2020 and (ii) Section 9.01(c) of the Financing Agreement as a result of the Borrowers breach of Section 7.03(c) of the Financing Agreement (collectively, the “Financing Agreement Events of Default”) and (y) an Event of Default has occurred under the Fifth Amendment pursuant to Section 2(c) of the Fifth Amendment Fee Letter (the “Forbearance Event of Default” and, together with the Financing Agreement Events of Default, collectively, the “Existing Events of Default”).

WHEREAS, as a result of the Forbearance Event of Default, a Termination Event under (and as defined in) the Fifth Amendment has occurred.

WHEREAS, as a result of the Existing Events of Default and the Termination Event under (and as defined in) the Fifth Amendment, the Secured Parties have certain rights and remedies under the terms of the Financing Agreement and the other Loan Documents as well as applicable law, including, without limitation, the right to (a) declare that all Obligations are immediately due and payable; (b) declare that all outstanding Obligations accrue interest at the Post-Default Rate; and (c) exercise any other rights and remedies afforded under any Loan Document or by law, at equity or otherwise;

WHEREAS, the Borrowers have requested the Agents and Lenders forbear from exercising the Agents’ rights and remedies granted pursuant to the Financing Agreement and other Loan Documents in order to provide the Borrowers an opportunity to consider various business alternatives.  The Agents and Lenders have agreed to forbear from exercising their rights and remedies solely in accordance with the terms and conditions of this Amendment; and

WHEREAS, the Borrowers have requested that the Agents and the Lenders effect certain amendments to the Financing Agreement, in each case, as more specifically set forth herein, and the Agents and the Lenders are willing, as applicable, to effect such amendments to the Financing Agreement, in each case, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Agents, the Lenders, the Borrowers and the Guarantors, as follows:

1.Defined Terms.  Except as otherwise defined in this Amendment, capitalized terms used herein that are not otherwise defined shall have the meanings given to those terms in the Financing Agreement (as amended hereby).

2.Effect on Loan Documents; Ratification and Reaffirmation.  The Financing Agreement and the other Loan Documents, after giving effect to this Amendment, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agents or any other Secured Party under the Financing Agreement or any other Loan Document.  Each Loan Party party hereto hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Loan Party party hereto hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party and acknowledges that all of such security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.  Each Loan Party further acknowledges and agrees that none of the Loan Parties have any defense (whether legal or equitable), set-off or counterclaim to the payment or performance of the Obligations in accordance with the terms of the Loan Documents.

3.Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

a.other than the Existing Events of Default, no Default or Event of Default has occurred and is continuing on the date hereof.

b.the execution, delivery and performance by each Loan Party of this Amendment (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, and (iii) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of subclause (iii)), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect;

c.no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment;

d.this Amendment has been duly executed and delivered by each Loan Party and this Amendment constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

e.all representations and warranties contained in the Financing Agreement and each other Loan Document are true and correct in all material respects (except for those representations and warranties that (i) are conditioned by materiality, which shall be true and correct in all respects and (ii) expressly relate to an earlier date or to the Existing Events of Default) on and as of the date hereof.

4.Acknowledgment of Indebtedness.  Each Loan Party acknowledges and agrees that, as of December 14, 2020, the Loan Parties are indebted, jointly and severally, (a) to the Tranche A Term Loan Lenders for the Tranche A Term Loans in an aggregate outstanding principal amount equal to $ $4,957,263.88 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents, $1,238,759.62 of which is payable to Callodine Commercial Finance SPV, LLC (f/k/a Gordon Brothers Finance Company, LLC), $1,277,633.93 of which is payable to Gordon Brothers Brands, LLC and $2,440,870.33 of which is payable 1903 Partners, LLC; (b) the Tranche B Term Loan Lenders for the Tranche B Term Loans in an aggregate outstanding principal amount equal to $34,700,847.25 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents, $8,671,317.37 of which is payable to Callodine Commercial Finance SPV, LLC, $8,943,437.61 of which is payable to Gordon Brothers Brands, LLC and $17,086,092.27 of which is payable 1903 Partners, LLC; (c) the Tranche C Term Loan Lenders for the Tranche C Term Loans in an aggregate outstanding principal amount equal to $841,820.01 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents; (d) the Tranche D Term Loan Lenders for the Tranche D Term Loans in an aggregate outstanding principal amount equal to $5,050,920.00 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents and (e) for accrued and unpaid fees and expenses of Agents and Lenders (and any other amounts due under the Financing Agreement and the other Loan Documents, including but not limited to reasonable fees and disbursements of counsel).

5.Acknowledgment of Existence of Events of Default.  Each Loan Party acknowledges and agrees that the Existing Events of Default have occurred and are continuing.  Each Loan Party acknowledges and agrees that the Agents and the Lenders have not waived the Existing Events of Default or any other Event of Default.  Each Loan Party further acknowledges and agrees that, as a result of the occurrence of the Existing Events of Default: (a) all of such Loan Party’s obligations, liabilities and indebtedness to the Agents and the Lenders under the Financing Agreement and the other Loan Documents may at any time, subject to the terms of this Amendment, the Financing Agreement and the other Loan Documents, be declared due and payable in full, (b) the Agents and the Lenders have no further commitment to extend credit to the Borrowers and (c) the Agents and the Lenders, subject to the terms of this Amendment, are entitled to proceed to enforce any and all of their rights and remedies under the terms of the Financing Agreement and the other Loan Documents.

6.Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been satisfied:

a.the Agents shall have received this Amendment, duly executed by each of the parties hereto;

b.the Agents shall have received the First Amendment to Fifth Amendment Fee Letter, dated as of the date hereof, by and among the Borrowers, the Agents, and the Lenders;

c.the Borrowers shall have paid in full all invoiced cost and expenses incurred in connection with the preparation, execution, delivery and administration of this Amendment;

d.each of the representations and warranties set forth in Section 3 hereof shall be true and correct on and as of the date hereof; and

e.all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

7.[Reserved].

8.Covenants and Agreements.  Without any prejudice or impairment whatsoever to any of the rights and remedies of the Agents or any Lender contained in the Financing Agreement or any of the other Loan Documents or in any agreement, document or instrument executed in connection therewith, each of the Loan Party’s covenants and agrees with the Agents and the Lenders that so long as the Existing Events of Default have not been waived by the Required Lenders (it being understood and agreed that, unless otherwise explicitly set forth herein, the terms of this Section 8 shall survive the termination of the Forbearance Period so long as the Existing Events of Default are continuing):

a.Approved Budget.  The Borrowers have delivered to the Agents on December 14, 2020 a weekly budget March 31, 2021, prepared by the Administrative Borrower, which budget shall include information on a line item basis as to (w) projected cash receipts, (x) projected disbursements (including ordinary course operating expenses, capital expenditures, asset sales, credit party expenses and any other fees and expenses relating to the Loan Documents), (y) a calculation of the Borrowing Base and (z) the amount of Qualified Cash, which shall be in form and substance acceptable to the Agents (the “Approved Budget”) and each such Approved Budget to be consistent with past practice.  At all times during the Forbearance Period, the Borrowers shall deliver to the Agents on or before 2:00 p.m. (Boston time) on Friday (or, if such day is not a Business Day, on the next succeeding Business Day) an updated Approved Budget for the thirteen (13) week period commencing as of the Sunday of such week, in form and substance satisfactory to the Agents (it being understood that each subsequent Approved Budget shall only add projections for the last week of the thirteen (13) week period covered thereby and shall not modify any prior periods, and no such updated, modified or supplemented budget shall be effective until so approved by the Agents and only once so approved by the Agents shall it be deemed an “Approved Budget”).

b.Budget Variance Report.  The Loan Parties shall continue to comply with the Budget Variance Report obligations set forth in the Fifth Amendment and, as such, on or before 2:00 p.m. (Boston time) on Friday of each week, the Borrowers shall deliver to the Agents a Budget Variance Report.  As used herein “Budget Variance Report” means a weekly report provided by the Borrowers to the Agents, showing amount of Qualified Cash as of Saturday of each week and the actual receipts and disbursements for each line item compared to the Approved Budget, as applicable, on a cumulative basis from the date hereof of until the fourth (4th) week after the date hereof and then on a rolling four (4) week basis at all times thereafter, noting therein all variances, on a line-item basis, from amounts set forth for such period in the Approved Budget, and shall include or be accompanied by explanations for all material variances and certified by an Authorized Officer of the Parent.

c.[Reserved].

d.Modified Principal and Interest Payments During the Forbearance Period.  During the Forbearance Period (as hereinafter defined) only and subject to the provisions of Section 8(h) hereof:  (i) the U.S. Borrower and the Dutch Borrower, as applicable, shall not be required to make the regularly scheduled cash amortization payments on the Tranche A Term Loans or the Tranche B Term Loans pursuant to Section 2.03(a) and (b) of the Financing Agreement, (ii) (x) interest in respect of the Loans which accrues on the Loans held by Callodine Commercial Finance SPV, LLC and its successors and assigns shall be paid in cash on the applicable interest payment date at a rate per annum equal to the LIBOR Rate plus 7.95% (it being understood and agreed that the LIBOR Rate will be no less than 2.00% as set forth in the definition of “LIBOR Rate”) and (y) all other interest (including the balance of the interest in respect of the Loans which accrues on the Loans held by Callodine Commercial Finance SPV, LLC and its successors and assigns) shall be automatically paid-in-kind on the applicable interest payment date by capitalizing and adding such amounts to the principal amount of the applicable Loans on which such interest accrued (the interest under this clause (y), the “Capitalized Interest”) and (iii) the Loans shall not accrue interest at the Post-Default Rate.  The Capitalized Interest shall be treated as principal of the applicable Loans on which such interest accrued for all purposes of the Loan Documents and thereafter bear interest as provided in Section 2.04 of the Financing Agreement.  For the avoidance of doubt, (i) this Section 8(d) only modifies the Financing Agreement as explicitly set forth herein, (ii) after the Initial Tax Refunds (as hereinafter defined) and Subsequent Tax Refunds (as hereinafter defined) in an aggregate amount of at least $4,900,000 have been received by the Loan Parties (which are required to be applied to the Obligations in accordance with the provisions of Section 8(h) hereof), clauses (i) and (ii) in the first sentence of this Section 8(d) shall no longer apply and all of the payment and repayment provisions in the Financing Agreement with respect thereto shall govern, and (iii) after the Forbearance Period ends (but subject to the provisions of Section 8(h) hereof), this Section 8(d) shall no longer apply and all of the payment and repayment provisions in the Financing Agreement with respect thereto shall govern.

e.Consolidated EBITDA Definition.  During the Forbearance Period only, Section 1.01 of the Financing Agreement shall be amended by deleting “$750,000” in sub-clause (ix) of the definition of “Consolidated EBITDA” and inserting “$1,200,000.00” in lieu thereof.

f.Qualified Cash.  During the Forbearance Period only, Section 7.03(a) of the Financing Agreement shall be amended by deleting “$700,000” and inserting “$100,000.00” in lieu thereof.

g.Consolidated EBITDA.  During the Forbearance Period only, Section 7.03(b) of the Financing Agreement shall be amended by deleting “$9,500,000” where it appears opposite “January 31, 2020 and thereafter” and inserting “$6,500,000” in lieu thereof.

h.Application of Tax Refunds.  The Loan Parties shall promptly (and in any event within five (5) Business Days of receipt thereof), use the proceeds of any tax (or similar) refund received by the Loan Parties from the IRS or any other Governmental Authority with respect to the Loan Parties’ tax return(s) relating to the 2018 or 2019 Fiscal Year as follows:

i.With respect to any Initial Tax Refunds (as hereinafter defined), (x) 30% of the proceeds of such Initial Tax Refunds may be retained by the Loan Parties for working capital and other general corporate purposes; and (y) 70% of the proceeds of such Initial Tax Refunds shall repay the Obligations as follows:  (A) first, to any Capitalized Interest that has accrued on the Tranche A Term Loan and Tranche B Term Loan (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) and to any “Payables” due to Callodine Commercial Finance, LLC (successor to Gordon Brothers Finance Company) pursuant to that certain amended and restated letter agreement, dated as of September 1, 2020 (as may be amended), by and among, among others, the Parent and Gordon Brothers Finance Company (as assigned by Gordon Brothers Finance Company to Callodine Commercial Finance, LLC, pursuant to that certain assignment letter agreement, dated as of December [__], 2020, the “Payable Letter”), until such amounts under this clause have been paid in full, (B) second, to any Capitalized Interest that has accrued on the Tranche C Term Loan and Tranche D Term Loan (on a pro rata basis between the Tranche C Term Loan and the Tranche D Term Loan) but only to the extent of such Capitalized Interest which would not have been capitalized but for the provisions of Section 8(d) hereof, the provisions of Section 8(d) of the Fifth Amendment, and the provisions of Section 8(d) of the Fourth Amendment until such Capitalized Interest has been paid in full, (C) third, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans which were required to be paid on May 1, 2020 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of the Fourth Amendment until such principal payments have been paid in full, (D) fourth, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans required to be paid on November 1, 2020 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of the Fifth Amendment until such principal payments have been paid in full, (E) fifth, to the extent not previously paid, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans required to be paid on February 1, 2021 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of this Amendment until such principal payments have been paid in full, and (F) sixth, in the manner provided in Section 2.05(d) of the Financing Agreement.  For purposes hereof, the “Initial Tax Refunds” shall mean all tax or similar refunds received by the Loan Parties from the IRS or other Governmental Authority up to an aggregate amount of $2,400,000.

ii.With respect to any other refunds received by the Loan Parties from the IRS or other Governmental Authority after the Initial Tax Refunds (each a “Subsequent Tax Refund”), (x) 40% of the proceeds of each such Subsequent Tax Refund may be retained by the Loan Parties for working capital and other general corporate purposes and (y) 60% of the proceeds of each such Subsequent Tax Refund shall repay the Obligations, in either case under this clause (y), as follows: (A) first, to any Capitalized Interest that has accrued on the Tranche A Term Loan and the Tranche B Term Loan (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) and to any “Payables” due to Callodine Commercial Finance, LLC (successor to Gordon Brothers Finance Company) pursuant to the Payable Letter, until such amounts under this clause have been paid in full, (B) second, to any Capitalized Interest that has accrued on the Tranche C Term Loan and the Tranche D Term Loan (on a pro rata basis between the

Tranche C Term Loan and the Tranche D Term Loan) but only to the extent of such Capitalized Interest which would not have been capitalized but for the provisions of Section 8(d) hereof, the provisions of Section 8(d) of the Fifth Amendment, and the provisions of Section 8(d) of the Fourth Amendment until such Capitalized Interest has been paid in full, (C) third, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans required to be paid on May 1, 2020 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of the Fourth Amendment until such principal payments have been paid in full, (D) fourth, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans required to be paid on November 1, 2020 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of the Fifth Amendment until such principal payments have been paid in full, (E) fifth, to the extent not previously paid, towards the regularly scheduled cash amortization payments on the Tranche A Term Loans and the Tranche B Term Loans required to be paid on February 1, 2021 pursuant to Section 2.03(a) and (b) of the Financing Agreement (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) but for the provisions of Section 8(d) of this Amendment until such principal payments have been paid in full, and (G) sixth, in the manner provided in Section 2.05(d) of the Financing Agreement.  Once the Initial Tax Refunds and Subsequent Tax Refunds received aggregate to at least $4,900,000, the provisions in clauses (i) and (ii) of the first sentence in Section 8(d) hereof shall no longer be applicable.

Any payments of the Obligations made pursuant to this Section 8(h) shall not be subject to the Applicable Premium.  Notwithstanding the foregoing, if the Administrative Agent, Collateral Agent, or Required Lenders, as applicable, have elected to apportion the payments as set forth in, and in accordance with the terms of, Section 4.03(b) of the Financing Agreement, then the provisions of such Section 4.03(b) shall control.  The provisions of this Section 8(h) amend and restate the provisions of Section 8(h) of the Fifth Amendment in their entirety and Section 8(h) of the Fifth Amendment shall be superseded by this Section 8(h).  All references to Section 8(h) of the Fifth Amendment in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Section 8(h) and the provisions hereof.

i.Board Observer.  Each Loan Party will continue to permit the Agents to have a representative (the “Board Observer”) present (whether in person or by telephone) in an observer capacity at all duly convened meetings of the Board of Directors or managers of each Loan Party and any committee meetings thereof.  The Board Observer must be approved by the U.S. Borrower (such approval not to be unreasonably withheld, conditioned or delayed).  Each Loan Party shall provide the Board Observer representative with a notice and agenda of each duly convened meeting of the Board of Directors and any committee thereof at least seven (7) days (or such lesser time as agreed to by the Board Observer) in advance of such meeting, and all of the information and other materials that are distributed to the Board of Directors or any committee thereof, as applicable, at the same time and in the same manner as such notices, agendas, information and other materials are provided to the members of the Board of Directors or any committee thereof; provided, however, that the Loan Parties reserve the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if (x) access to such information or attendance at such meeting would, upon advice of the Loan Parties’ counsel, adversely affect the attorney-client privilege between the Loan Parties and their counsel or (y) in the reasonable judgment of the Loan Parties, access to such information or attendance at such meeting could result in a conflict of interest between the Secured Parties and the Loan Parties.  The Loan Parties shall reimburse the Board Observer for the reasonable out-of-pocket expenses (including travel expenses) incurred by the Board Observer in connection with the Board Observer attending any meetings of the Board of Directors or any committees thereof.  The Parent shall hold at least one meeting of its Board of Directors each month.

j.Tax Returns.  The Loan Parties shall (i)  deliver to the Administrative Agent and the Lenders copies of all written correspondence sent to or received from the IRS related to the Loan Parties’ 2018 and 2019 Fiscal Year federal tax filings (including, without limitation, any such correspondence related to the anticipated tax (or similar) refunds related thereto) together with each weekly Budget Variance Report delivered by the Loan Parties and (ii) use their best efforts to collect any and all anticipated tax (or similar) refunds in respect of the Loan Parties’ 2018 and 2019 Fiscal Year tax filings from the IRS or other applicable Governmental Authority as soon as possible.  Additionally, the Loan Parties shall notify the Administrative Agent and the Lenders of any conversations (including telephonic conversations), and describe the substance of such conversations, that a representative of the Loan Parties has with a representative of the IRS related to the Loan Parties’ 2018 and 2019 Fiscal Year federal tax filings together with each weekly Budget Variance Report delivered by the Loan Parties.  With respect to any state tax filings and solely to the extent requested by any Agent or any Lender, the Loan Parties shall (i) promptly deliver to the Administrative Agent and the Lenders copies of all written correspondence sent to or received from the applicable Governmental Authority related to the Loan Parties’ 2018 and 2019 Fiscal Year state tax filings (including, without limitation, any such correspondence related to the anticipated tax (or similar) refunds related thereto) and (ii) notify the Administrative Agent and the Lenders of any conversations (including telephonic conversations), and describe the substance of such conversations, that a representative of the Loan Parties has with a representative of the applicable Governmental Authority related to the Loan Parties’ 2018 and 2019 Fiscal Year state tax filings, in each case, together with each weekly Budget Variance Report delivered by the Loan Parties.

9.Forbearance by Agents and Lenders.  In consideration of the Loan Parties performance in accordance with this Amendment (including, without limitation, the requirement of the Loan Parties to perform their obligations under the Financing Agreement (as hereby amended), the other Loan Documents, the Fee Letter, and the Fifth Amendment Fee Letter), the Agents and Lenders shall forbear from enforcing their rights and remedies under the Financing Agreement and other Loan Documents until the earlier of (i) December 31, 2020 at 5:00 p.m. (Boston time); provided, however, if a Purchase Agreement (as defined in the Fifth Amendment Fee Letter) is executed and delivered to the Agents and the Lenders on or before December 31, 2020 in accordance with the terms of the Fifth Amendment Fee Letter, then such date shall be extended to March 1, 2021 at 5:00 p.m. (Boston time); provided, further, however, if the Sale Closing Extension Event under (and as defined in) the Fifth Amendment Fee Letter has occurred, such date shall be further extended to March 31, 2021 at 5:00 p.m. (Boston time) (the then-applicable date under this clause (i), the “Termination Date”) or (ii) the occurrence of a Termination Event (the period from the Fifth Amendment Effective Date until the earlier to occur of the Termination Date and the occurrence of a Termination Event, the “Forbearance Period”).  Notwithstanding the foregoing:

a.Nothing contained in this Amendment shall constitute:  (i) a waiver by the Agents or Lenders of any Event of Default under the Financing Agreement or Loan Documents, whether now existing or hereafter arising; or (ii) a waiver of any of the Agents’ or Lenders’ contractual and legal rights and remedies.

b.This Amendment shall only constitute an agreement by the Agents and Lenders to forbear from enforcing its rights and remedies upon the terms and conditions expressly set forth herein.

10.Termination Events.  The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Amendment:

a.The failure of the Loan Parties to promptly, punctually, or faithfully perform any term, condition, or covenant of this Amendment as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

b.Except as otherwise expressly set forth therein, the failure of the Loan Parties to promptly, punctually, or faithfully perform any term, condition, or covenant of the Fifth Amendment Fee Letter as and when due thereunder, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

c.The occurrence of any Event of Default under the Financing Agreement or any other Loan Document, other than the Existing Events of Default.

d.The commencement, assistance, cooperation, or participation as an adverse party or adverse witness by Loan Party in any suit or other proceeding against the Agents or any Lenders or any Affiliates of the Agents or any Lenders, relating to the Obligations or any of the transactions contemplated by the Financing Agreement, the other Loan Documents, this Amendment, or any other documents, agreements or instruments executed in connection with the Loan Documents.

e.The occurrence of any Proposed Transaction Termination Event (as defined in the Fifth Amendment Fee Letter).

f.The termination or expiration of the Purchase Agreement (as defined in the Fifth Amendment Fee Letter).

11.Rights Upon Termination.  Upon the Termination Date or the occurrence of any Termination Event, the forbearance as set forth in this Amendment shall terminate upon notice to the Administrative Borrower, and thereafter the Agents and Lenders may immediately commence enforcing their rights and remedies pursuant to the Financing Agreement and Loan Documents and otherwise without notice or demand.

12.Amendments to Financing Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 6, the Financing Agreement is hereby amended by:

a.amending Section 1.01 thereof by amending and restating the definition of “Fifth Amendment Fee Letter” therein as follows:

““Fifth Amendment Fee Letter” means that certain fee letter, dated as of September 1, 2020, by and between the Borrowers, the Agents, and the Lenders, as amended by that certain First Amendment to Fifth Amendment Fee Letter, dated as of December 15, 2020, by and between the Borrowers, the Agents, and the Lenders.”

b.amending Section 1.01 thereof by amending and restating the definition of “Final Maturity Date” therein as follows:

““Final Maturity Date” means December 31, 2020; provided, however, if a Purchase Agreement (as defined in the Fifth Amendment Fee Letter) is executed and delivered to the Agents and the Lenders on or before December 31, 2020 in accordance with the terms of the Fifth Amendment Fee Letter, but such Purchase Agreement terminates or expires on or after December 31, 2020, then the Final Maturity Date shall mean the date that such Purchase Agreement terminates or expires; provided, further, however, if a Purchase Agreement is executed and delivered to the Agents and the Lenders on or before December 31, 2020 in accordance with the terms of the Fifth Amendment Fee Letter and so long as such Purchase Agreement does not terminate or expire, then the Final Maturity Date shall mean March 31, 2021.”

c.amending Section 2.05(c)(iv) thereof by deleting such Section in its entirety and replacing it with the following:

“(iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall immediately (and in any event within one (1) Business Day) prepay the outstanding principal of the Loans, to be applied in accordance with Section 2.05(d), in an amount equal to 100% of the Net Cash Proceeds received by such Person; provided, however, with respect to any Extraordinary Receipts payable to a Loan Party constituting a termination fee or similar payment under any acquisition, merger, sale or similar agreement, the Loan

Parties shall direct that the obligor of such termination fee or similar payment pay such fee directly to the Administrative Agent, which the Administrative Agent shall apply towards the Obligations in accordance with the terms hereof and the other Loan Documents.”

13.Release.

a.Each Loan Party hereby releases and forever discharges the Agents, the Lenders and each of their parents, subsidiaries and affiliates, past or present, and each of them, as well as each of Agents’ and Lenders’ directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by any Loan Party, and whether concealed or hidden (collectively, “Claims”), which any Loan Party now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Financing Agreement, the other Loan Documents or this Amendment (collectively the “Released Matters”).  Each Loan Party represents, warrants and agrees that in executing and entering into this release, they are not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Amendment or the Loan Documents.  Each Loan Party has reviewed this release with the Loan Parties’ legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.  Each Loan Party understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to any Loan Party or believed by any Loan Party to be true.  Nevertheless, each Loan Party intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

b.Each Loan Party acknowledges that it has been informed by its respective counsel of the provisions of Section 1542 of the California Civil Code and the possible applicability of those provisions to this Amendment.  With the advice of its respective counsel, to the extent the releases in this Amendment are deemed to be general releases in connection with the matters they encompass, the Borrowers and each Guarantor hereby expressly waives and relinquishes all rights and benefits which they have or may in the future have under Section 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Loan Party acknowledges that it may hereafter discover facts which are different from or in addition to those which they now know or believe to be true with respect to the Loan Documents or to the matters herein released, and they agree that the Loan Documents shall be and remain in full force and effect in all respects notwithstanding any such different or additional facts.  The foregoing references to California law shall not in any way derogate from the provisions of Section 19 below, it being understood and agreed by all parties hereto that, as provided for in Section 19, New York law shall govern this Amendment.

c.The provisions of this Section 13 shall survive the termination of the Forbearance Period.

14.No Novation; Entire Agreement.  This Amendment evidences solely the specified terms and obligations of the Loan Parties under the Financing Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Financing Agreement.  There are no other understandings, express or implied, among the Loan Parties, the Agents and the Lenders regarding the subject matter hereof or thereof, and the forbearance terms herein supersede all prior forbearance agreements entered into between the Agents, the Lenders, and the Loan Parties.

15.Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16.Headings.  Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

17.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

18.Miscellaneous.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.  For the avoidance of doubt, the Loan Parties hereby agree that they shall reimburse, and pay in full in cash, all unpaid and invoiced fees, costs and expenses of counsel to the Agents required to be paid pursuant to the terms of the Loan Documents.

19.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

20.WAIVER OF JURY TRIAL, ETC.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AMENDMENT.

21.Informed Execution.  Each of the Loan Parties represents and warrants to the Agents and Lenders that:

a.Each Loan Party has read and understands all of the terms and conditions of this Amendment;

b.The Loan Parties intend to be bound by the terms and conditions of this Amendment; and

c.The Loan Parties are executing this Amendment freely and voluntarily, without duress, after consultation with independent counsel of the Loan Parties own selection.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BORROWERS:

APEX GLOBAL BRANDS, INC. (f/k/a Cherokee Inc.), as U.S. Borrower

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

IRENE ACQUISITION COMPANY B.V., as Dutch Borrower

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

By:  /s/ Kimberly Doyle
Name:Kimberly Doyle
Title: Managing Director

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]

GUARANTORS:

APEX GLOBAL BRANDS, INC.

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

SPELL C. LLC

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

CHEROKEE BRANDS LLC

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

HAWK 900 BRANDS LLC

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]

EDCA LLC

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

FFS HOLDINGS, LLC

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

FLIP FLOP SHOES FRANCHISE COMPANY, LLC

By:  FFS HOLDINGS, LLC, its sole member

By:  APEX GLOBAL BRANDS, INC., its sole member

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

HI-TEC SPORTS INTERNATIONAL HOLDINGS B.V.

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]

HI-TEC SPORTS PLC

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

HI-TEC INTERNATIONAL HOLDINGS B.V.

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

HI-TEC SPORTS UK LIMITED

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

HI-TEC NEDERLAND B.V.

By:  /s/ Henry Stupp
Name:  Henry Stupp
Title:    Chief Executive Officer

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CALLODINE COMMERCIAL FINANCE, LLC (as successor to Gordon Brothers Finance Company)

By: /s/ Caitlin Sanders
Name:  Caitlin Sanders
Title:    Managing Director

LENDERS:

CALLODINE COMMERCIAL FINANCE SPV, LLC (f/k/a Gordon Brothers Finance Company, LLC)

By: /s/ Caitlin Sanders
Name:  Caitlin Sanders

Title:    Managing Director

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]

GORDON BROTHERS BRANDS, LLC

By: /s/ Rafael Klotz
Name:  Rafael Klotz
Title:    Vice President

1903 PARTNERS, LLC

By: /s/ Leslie Zmugg
Name:  Leslie Zmugg
Title:    Secretary

[Signature Page to Sixth Amendment to Financing Agreement and Forbearance Agreement]